Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Crinetics Pharmaceuticals, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 28, 2023, relating to the consolidated financial statements and the effectiveness of Crinetics Pharmaceuticals, Inc.'s (the “Company”) internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

San Diego, California

February 28, 2023